Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Jabez Biosciences, Inc. of our report dated September 17, 2024, relating to our audit of the financial statements of Jabez Biosciences, Inc. for the period from inception (May 22, 2024) to June 30, 2024. We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Tampa, Florida
September 20, 2024

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707